UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GNRC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment and Restatement of Term Loan Credit Agreement

On June 29, 2022 (the “Third Restatement Date”), Generac Power Systems, Inc. (“Generac”), a wholly owned subsidiary of Generac Holdings Inc. (the “Company”), entered into a Third Amendment (the “Third Amendment”), among Generac, the Company (for the limited purposes set forth therein), Generac Acquisition Corp. (“Holdings”), certain domestic subsidiaries of Generac, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. The Third Amendment amends and restates the Credit Agreement (as amended and/or restated, supplemented, or otherwise modified from time to time prior to the Third Restatement Date, the “Existing Term Loan Credit Agreement”; the Existing Term Loan Credit Agreement as amended by the Third Amendment, the “Amended and Restated Credit Agreement”), dated as of February 9, 2012, by and among, Holdings, Generac, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties party thereto from time to time pursuant to which Generac entered into a term loan credit facility (the “Existing Term Loan B Facility”) under which Generac has outstanding term loans in an aggregate principal amount, as of the Third Restatement Date (prior to giving effect to the Term Loan B Prepayment (as defined below)) of $780 million (such term loans, the “Existing Term B Loans”). After giving effect to the Term Loan B Prepayment, an aggregate principal amount equal to $530 million of Existing Term B Loans remains outstanding on the Third Restatement Date.

The Third Amendment amends and restates the Existing Term Loan Credit Agreement to, among other things, establish a new term loan facility in an aggregate principal amount of $750 million (the “2022 Tranche A Term Loan Facility”), establish a new revolving facility in an aggregate principal amount of $1.25 billion (the “2022 Revolving Facility” and together with the 2022 Tranche A Term Loan Facility, the “2022 New Facilities”), and replace all LIBOR provisions applicable to the Existing Term Loan B Facility with the customary SOFR provisions as set forth in the Amended and Restated Credit Agreement. Subject to the terms of the Amended and Restated Credit Agreement, the maturity date of the 2022 New Facilities is June 29, 2027 (the “Maturity Date”); provided, however, to the extent the Existing Term Loan B Facility remains outstanding, the Maturity Date springs to a date that is 90 days prior to the maturity date for the Existing Term Loan B Facility, which is December 13, 2026 (the “Springing Maturity Date”). The Third Amendment further states that the 2022 Revolving Facility provides for a swingline commitment in an aggregate principal amount of $25 million, a letter of credit sublimit in an aggregate principal amount of $100 million, and revolving borrowings in US Dollars, Euros, Sterling and such other currency as may be approved by the Administrative Agent. The proceeds of the Loans (under and as defined in the Amended and Restated Credit Agreement) will be used to finance the working capital needs, and for general corporate purposes, of Generac and its subsidiaries, for the ABL Prepayment (as defined below), the Term Loan B Prepayment, and the payment of fees and expenses under any Loan Document (including, without limitation, the Third Amendment).

Interest

Borrowings under the 2022 New Facilities will bear interest at a per annum rate based upon Adjusted Term SOFR or SONIA, as applicable, plus an applicable margin of (x) 1.50% for the period from the Third Restatement Date to the date that is three Business Days after the date on which financial statements are delivered to the lenders pursuant to the Amended and Restated Credit Agreement with respect to the second full fiscal quarter ended after the Third Restatement Date, and (y) between 1.25% and 1.75%, in each case subject to adjustments based upon the total leverage ratio of Generac and its subsidiaries. Borrowings under the Existing Term Loan B Facility will bear interest at a per annum rate based upon Adjusted Term SOFR, as applicable, plus an applicable margin of 1.75%. The 2022 Revolving Facility incurs an unused commitment fee which shall accrue at a rate of 0.20% on the daily unused amount of the 2022 Revolving Facility.

Amortization Payments

The 2022 Tranche A Term Loan Facility will be fully drawn on June 29, 2022 (the proceeds of the 2022 Tranche A Term Loan Facility, the “Term A Loans”) and will be repayable in quarterly installments in an amount equal to, with respect to the fiscal quarters ending June 30, 2022 through and including June 30, 2023, 0.0%, with respect to the fiscal quarters ending September 30, 2023 through and including June 30, 2024, 2.5%, with respect to the fiscal quarters ending September 30, 2024 through and including June 30, 2025, 5.0%, with respect to the fiscal quarters ending September 30, 2025 through and including June 30, 2026, 7.5%, and with respect to the fiscal quarters ending September 30, 2026 through and including March 31, 2027, 10.0% of the original principal amount of the Term A Loans, with the remaining principal balance due and payable on the Maturity Date or the Springing Maturity Date, as applicable.

The Existing Term B Loans will be repayable in equal quarterly installments in an amount equal to 0.25% of the original principal amount of the Existing Term B Loans (such quarterly installments to begin on July 1, 2022), with the remaining principal balance due and payable on December 13, 2026. On the Third Restatement Date and in accordance with the Amended and Restated Credit Agreement, the Term Loan B Prepayment was applied by Generac to the remaining amortization payments in the direct order of maturity.

Prepayments

The Term A Loans and the Existing Term B Loans may be repaid in whole or in part, without premium or penalty, subject to prior written notice to the Administrative Agent. In addition, the Term A Loans and the Existing Term B Loans are subject to customary mandatory prepayments with respect to asset sales, and solely with respect to the Existing Term B Loans, excess cash flow (in the event the secured leverage ratio is greater than or equal to 3.75:1.00).

Financial Covenants and Security

In addition, the Amended and Restated Credit Agreement contains the following financial covenants with respect to the 2022 New Facilities, in each case tested on a quarterly basis beginning with the fiscal quarter ending June 30, 2022: (i) total leverage ratio shall not exceed 3.75:1.00; or, in the event Generac or its restricted subsidiaries have paid cash consideration in excess of $350 million with respect to a Permitted Business Acquisition (as defined in the Amended and Restated Credit Agreement), 4.25:1.00 for each of the four fiscal quarters following the consummation of the Permitted Business Acquisition (including the fiscal quarter in which the Permitted Business Acquisition occurred); and (ii) the interest coverage ratio shall be at least 3.00:1.00.

As was the case in respect of the Existing Term Loan Credit Agreement, under the Amended and Restated Credit Agreement, as of the Third Restatement Date, the Existing Term Loan B Facility remains secured by substantially all of the assets of the Loan Parties (under and as defined in the Amended and Restated Credit Agreement) and guaranteed by the Guarantors (under and as defined in the Amended and Restated Credit Agreement), which includes, certain wholly-owned domestic subsidiaries of Generac. As of the Third Restatement Date, the 2022 New Facilities are secured and guaranteed on a pari passu basis with the Existing Term Loan B Facility. The Amended and Restated Credit Agreement and the other Loan Documents contain customary exceptions and exemptions in respect of both security and guarantee requirements, in each case, as more fully set forth therein.

Repayment of a portion of the Existing Term B Loans and the ABL Revolving Credit Facility

In conjunction with the closing of the Third Amendment, Generac prepaid (in addition to certain interest and fees) the total existing outstanding principal balance of the ABL revolving loans under that certain Third Amended and Restated Credit Agreement (as amended and/or restated, supplemented, or otherwise modified from time to time, the “ABL Credit Agreement”), among, Generac, Holdings, Generac Holdings UK Limited, certain domestic subsidiaries of Generac, the lenders party thereto, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as syndication agent, and Wells Fargo Bank, National Association, as Documentation Agent (such prepayment, the “ABL Prepayment”). For the avoidance of doubt, the ABL Credit Agreement and all obligations thereunder are terminated upon the making of the ABL Prepayment.

Additionally, also in conjunction with the closing of the Third Amendment, Generac used $250 million of the Term A Loans to repay a portion of the Existing Term B Loans (such prepayment, the “Term Loan B Prepayment”).

General

The Third Amendment and Amended and Restated Credit Agreement are attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Third Amendment, dated as of June 29, 2022, amending and restating that certain Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, as further amended and restated as of May 31, 2013, as amended by the First Amendment, dated as of May 18, 2015, as further amended by the Replacement Term Loan Amendment, dated as of November 2, 2016, as further amended by the 2017 Replacement Term Loan Amendment, dated as of May 11, 2017, as further amended by the 2017-2 Replacement Term Loan Amendment, dated December 8, 2017, as further amended by the 2018 Replacement Term Loan Amendment, dated June 8, 2018, as further amended by the 2019 Replacement Term Loan Amendment, dated December 13, 2019 and as further amended by the Second Amendment, dated May 27, 2021, among Generac Power Systems, Inc., Generac Acquisition Corp., the other Loan Parties (as defined therein) party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

/s/ Raj Kanuru
	Name:	Raj Kanuru
Date: June 29, 2022	Title:	EVP, General Counsel & Secretary

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